Exhibit 99.1

Investor Relations Contact:
Mike Sullivan (408) 986-7977
mike_sullivan@amat.com

Media Contact:
Ricky Gradwohl (408) 235-4676
ricky_gradwohl@amat.com

APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS
•Record annual revenue $28.37 billion, up 4 percent year over year
•Record annual GAAP EPS $8.66 and record non-GAAP EPS $9.42, up 1 percent and 9 percent year over year, respectively
•Quarterly revenue $6.80 billion, down 3 percent year over year
•Quarterly GAAP EPS $2.38 and non-GAAP EPS $2.17, up 14 percent and down 6 percent year over year, respectively

SANTA CLARA, Calif., Nov. 13, 2025 — Applied Materials, Inc. (NASDAQ : AMAT) today reported results for its fourth quarter and fiscal year ended Oct. 26, 2025.
“As AI adoption drives substantial investment in advanced semiconductors and wafer fab equipment, Applied Materials delivered its sixth consecutive year of growth in fiscal 2025,” said Gary Dickerson, President and CEO. “We are well positioned at the highest value technology inflections in the fastest growing areas of the market, enabling us to extend our leadership in leading-edge logic, DRAM and advanced packaging as next-generation technologies ramp in volume production over the coming years.”
“Based on our conversations with our customers and partners, we are preparing Applied’s operations and service organizations to be ready to support higher demand beginning in the second half of calendar 2026,” said Brice Hill, Senior Vice President and CFO. “We have targeted our R&D investments to create new products and technologies that will enable even faster and more energy-efficient transistors, chips and systems and drive our growth in the years ahead.”

Applied Materials, Inc.

Results Summary

					Change
	Q4 FY2025	Q4 FY2024	FY2025	FY2024	Q4 FY2025 vs. Q4 FY2024	FY2025 vs. FY2024
	(In millions, except per share amounts and percentages)
Net revenue	$6,800	$7,045	$28,368	$27,176	(3)%	4%
Gross margin	48.0%	47.3%	48.7%	47.5%	0.7 points	1.2 points
Operating margin	25.2%	29.0%	29.2%	28.9%	(3.8) points	0.3 points
Net income	$1,897	$1,731	$6,998	$7,177	10%	(2)%
Diluted earnings per share	$2.38	$2.09	$8.66	$8.61	14%	1%
Non-GAAP Results
Non-GAAP gross margin	48.1%	47.5%	48.8%	47.6%	0.6 points	1.2 points
Non-GAAP operating margin	28.6%	29.3%	30.2%	29.2%	(0.7) points	1.0 point
Non-GAAP net income	$1,732	$1,917	$7,607	$7,210	(10)%	6%
Non-GAAP diluted EPS	$2.17	$2.32	$9.42	$8.65	(6)%	9%
Non-GAAP free cash flow	$2,043	$2,168	$5,698	$7,487	(6)%	(24)%

A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Measures” section.

Applied Materials, Inc.

Business Outlook
Applied’s total net revenue and non-GAAP diluted EPS for the first quarter of fiscal 2026 are expected to be as follows:

	Q1 FY2026
(In millions, except per share amounts)
Total net revenue	$6,850	+/-	$500
Non-GAAP diluted EPS	$2.18	+/-	$0.20
This outlook for non-GAAP diluted EPS excludes known charges related to completed acquisitions of $0.01 per share and includes a net income tax benefit related to intra-entity intangible asset transfers of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax-related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.
Fourth Quarter and Fiscal Year Reportable Segment Information

Semiconductor Systems	Q4 FY2025	Q4 FY2024	FY2025	FY2024
(in millions, except percentages)
Net revenue	$4,760	$5,177	$20,798	$19,911
Foundry, logic and other	65%	73%	67%	68%
DRAM	29%	23%	26%	28%
Flash memory	6%	4%	7%	4%
Operating income	$1,527	$1,824	$7,379	$6,981
Operating margin	32.1%	35.2%	35.5%	35.1%
Non-GAAP Results
Non-GAAP operating income	$1,538	$1,834	$7,424	$7,021
Non-GAAP operating margin	32.3%	35.4%	35.7%	35.3%

Applied Global Services	Q4 FY2025	Q4 FY2024	FY2025	FY2024
(in millions, except percentages)
Net revenue	$1,625	$1,639	$6,385	$6,225
Operating income	$454	$492	$1,792	$1,812
Operating margin	27.9%	30.0%	28.1%	29.1%
Non-GAAP Results
Non-GAAP operating income	$454	$492	$1,792	$1,812
Non-GAAP operating margin	27.9%	30.0%	28.1%	29.1%

Corporate and Other	Q4 FY2025	Q4 FY2024	FY2025	FY2024
(in millions)
Net revenue	$415	$229	$1,185	$1,040
Unallocated cost of products sold and expenses	(503)	(499)	(1,886)	(1,966)
Restructuring charges	(181)	—	(181)	—
Operating loss	$(269)	$(270)	$(882)	$(926)
Corporate and Other amounts for the three and twelve months ended October 26, 2025 included Display net revenue of $355 million and $1.06 billion, respectively, and Display operating income of $91 million and $235 million, respectively. Corporate and Other amounts for the three and twelve months ended October 27, 2024 included Display net revenue of $211 million and $885 million, respectively, and Display operating income of $5 million and $51 million, respectively.

Applied Materials, Inc.

Use of Non-GAAP Financial Measures
Applied provides investors with certain non-GAAP financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring and severance charges and any associated adjustments; impairments of assets; gain or loss, dividends and impairments on strategic investments; certain income tax items and other discrete adjustments. On a non-GAAP basis, the tax effect related to share-based compensation is recognized ratably over the fiscal year. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of its performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Applied's ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast and related slide presentation will be available at https://ir.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation and cash deployment strategies, our investment and growth strategies, our development of new products and technologies, our business outlook for the first quarter of fiscal 2026 and beyond, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic, political and industry conditions, including changes in interest rates and prices for goods and services; the implementation of additional export regulations and license requirements and their interpretation, and their impact on our ability to export products and provide services to customers and on our results of operations; global trade issues and changes in trade and export license policies and our ability to obtain licenses or authorizations on a timely basis, if at all; imposition of new or increases in tariffs and any retaliatory measures, including their impact on demand for our products and services; our ability to effectively mitigate the impact of tariffs; the effects of geopolitical turmoil or conflicts; demand for semiconductor chips and electronic devices; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; our ability to meet customer demand, and our suppliers’ ability to meet our demand requirements; the concentrated nature of our customer base; our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; cybersecurity incidents affecting our information systems or information contained in them, or affecting our operations, suppliers, customers or vendors; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the effects of regional or global health epidemics; acquisitions, investments and divestitures; changes in income tax laws; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; our ability to ensure compliance with applicable law, rules and regulations and other risks and uncertainties described in our SEC filings, including our recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.
About Applied Materials
Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions that are at the foundation of virtually every new semiconductor and advanced display in the world. The technology we create is essential to advancing AI and accelerating the commercialization of next-generation chips. At Applied, we push the boundaries of science and engineering to deliver material innovation that changes the world. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Net revenue	$6,800	$7,045	$28,368	$27,176
Cost of products sold	3,535	3,710	14,560	14,279
Gross profit	3,265	3,335	13,808	12,897
Operating expenses:
Research, development and engineering	917	858	3,570	3,233
Marketing and selling	212	215	858	836
General and administrative	243	216	910	961
Restructuring charges	181	—	181	—
Total operating expenses	1,553	1,289	5,519	5,030
Income from operations	1,712	2,046	8,289	7,867
Interest expense	71	66	269	247
Interest and other income (expense), net	626	(85)	1,251	532
Income before income taxes	2,267	1,895	9,271	8,152
Provision for income taxes	370	164	2,273	975
Net income	$1,897	$1,731	$6,998	$7,177
Earnings per share:
Basic	$2.39	$2.11	$8.71	$8.68
Diluted	$2.38	$2.09	$8.66	$8.61
Weighted average number of shares:
Basic	794	822	804	827
Diluted	798	828	808	834

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 26, 2025	October 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$7,241	$8,022
Short-term investments	1,332	1,449
Accounts receivable, net	5,185	5,234
Inventories	5,915	5,421
Other current assets	1,208	1,094
Total current assets	20,881	21,220
Long-term investments	4,327	2,787
Property, plant and equipment, net	4,610	3,339
Goodwill	3,707	3,732
Purchased technology and other intangible assets, net	226	249
Deferred income taxes and other assets	2,548	3,082
Total assets	$36,299	$34,409
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$100	$799
Accounts payable and accrued expenses	5,333	4,820
Contract liabilities	2,566	2,849
Total current liabilities	7,999	8,468
Long-term debt	6,455	5,460
Income taxes payable	356	670
Other liabilities	1,074	810
Total liabilities	15,884	15,408
Total stockholders’ equity	20,415	19,001
Total liabilities and stockholders’ equity	$36,299	$34,409

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Twelve Months Ended
	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Cash flows from operating activities:
Net income	$1,897	$1,731	$6,998	$7,177
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	114	110	435	392
Restructuring charges	179	—	179	—
Deferred income taxes	(313)	(248)	639	(633)
(Gain) loss and impairments on investments, net	(522)	241	(792)	(15)
Share-based compensation	156	141	668	577
Other	59	5	31	62
Net change in operating assets and liabilities	1,258	595	(200)	1,117
Cash provided by operating activities	2,828	2,575	7,958	8,677
Cash flows from investing activities:
Capital expenditures	(785)	(407)	(2,260)	(1,190)
Cash paid for acquisitions, net of cash acquired	—	—	(29)	—
Proceeds from asset sale	—	—	33	—
Proceeds from sales and maturities of investments	1,591	956	5,528	2,451
Purchases of investments	(945)	(1,620)	(6,054)	(3,588)
Cash used in investing activities	(139)	(1,071)	(2,782)	(2,327)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	991	—	991	694
Debt repayments	(700)	—	(700)	—
Proceeds from commercial paper	103	101	503	401
Repayments of commercial paper	(102)	(100)	(502)	(400)
Proceeds from common stock issuances	132	124	261	243
Common stock repurchases	(851)	(1,442)	(4,895)	(3,823)
Tax withholding payments for vested equity awards	(38)	(33)	(248)	(291)
Payments of dividends to stockholders	(365)	(329)	(1,384)	(1,192)
Payments of debt issuance costs	(1)	—	(3)	—
Repayments of principal on finance leases	—	(90)	—	(102)
Cash used in financing activities	(831)	(1,769)	(5,977)	(4,470)
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	1,858	(265)	(801)	1,880
Cash, cash equivalents and restricted cash equivalents—beginning of period	5,454	8,378	8,113	6,233
Cash, cash equivalents and restricted cash equivalents — end of period	$7,312	$8,113	$7,312	$8,113

Reconciliation of cash, cash equivalents, and restricted cash equivalents
Cash and cash equivalents	$7,241	$8,022	$7,241	$8,022
Restricted cash equivalents included in deferred income taxes and other assets	71	91	71	91
Total cash, cash equivalents, and restricted cash equivalents	$7,312	$8,113	$7,312	$8,113

Supplemental cash flow information:
Cash payments for income taxes	$235	$138	$1,504	$957
Cash refunds from income taxes	$11	$8	$90	$15
Cash payments for interest	$68	$68	$239	$205

Applied Materials, Inc.

Additional Information

	Q4 FY2025	Q4 FY2024	FY2025	FY2024
Net Revenue by Geography (In millions)
United States	$655	$1,153	$3,063	$3,818
% of Total	10%	16%	11%	14%
Europe	$220	$405	$962	$1,443
% of Total	3%	6%	3%	5%
Japan	$448	$581	$2,273	$2,154
% of Total	6%	8%	8%	8%
Korea	$1,219	$1,172	$5,608	$4,493
% of Total	18%	17%	20%	17%
Taiwan	$1,834	$1,284	$6,857	$4,010
% of Total	27%	18%	24%	15%
Southeast Asia	$460	$314	$1,076	$1,141
% of Total	7%	5%	4%	4%
China	$1,964	$2,136	$8,529	$10,117
% of Total	29%	30%	30%	37%

Employees (In thousands)
Regular Full Time	36.5	35.7

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Non-GAAP Gross Profit
GAAP reported gross profit	$3,265	$3,335	$13,808	$12,897
Certain items associated with acquisitions[1]	7	6	27	26
Impairment of long-lived assets	—	3	—	3
Non-GAAP gross profit	$3,272	$3,344	$13,835	$12,926
Non-GAAP gross margin	48.1%	47.5%	48.8%	47.6%
Non-GAAP Operating Income
GAAP reported operating income	$1,712	$2,046	$8,289	$7,867
Certain items associated with acquisitions[1]	11	11	45	42
Acquisition integration and deal costs	2	3	6	12
Impairment of goodwill and other long-lived assets	41	3	41	3
Restructuring charges[2]	181	—	181	—
Non-GAAP operating income	$1,947	$2,063	$8,562	$7,924
Non-GAAP operating margin	28.6%	29.3%	30.2%	29.2%
Non-GAAP Net Income
GAAP reported net income	$1,897	$1,731	$6,998	$7,177
Certain items associated with acquisitions[1]	11	11	45	42
Acquisition integration and deal costs	2	3	6	12
Impairment of goodwill and other long-lived assets	41	3	41	3
Restructuring charges[2]	181	—	181	—
Realized loss (gain), dividends and impairments on strategic investments, net	(55)	(1)	(66)	11
Unrealized loss (gain) on strategic investments, net	(467)	244	(755)	(31)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	23	—
Loss (gain) on asset sale	—	—	(44)	—
Income tax effect of share-based compensation[3]	(1)	7	—	—
Income tax effects related to intra-entity intangible asset transfers[4]	39	(33)	777	24
Resolution of prior years’ income tax filings and other tax items[5]	(7)	(47)	313	(25)
Income tax effect of non-GAAP adjustments[6]	91	(1)	88	(3)
Non-GAAP net income	$1,732	$1,917	$7,607	$7,210

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	The restructuring charges related to a workforce reduction plan announced in the fourth quarter of fiscal 2025.

3	GAAP basis tax benefit related to share-based compensation is recognized ratably over the fiscal year on a non-GAAP basis.

4	Amount for the twelve months ended October 26, 2025, included changes to the income tax provision of $118 million from amortization of intangibles and a $659 million remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

5	Amounts for the twelve months ended October 26, 2025 included the impact of the recognition of a $403 million valuation allowance against deferred tax assets related to corporate alternative minimum tax credits in the third quarter of fiscal 2025.

6	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Non-GAAP Earnings Per Diluted Share
GAAP reported earnings per diluted share	$2.38	$2.09	$8.66	$8.61
Certain items associated with acquisitions	0.01	0.01	0.05	0.05
Acquisition integration and deal costs	—	—	0.01	0.01
Impairment of goodwill and other long-lived assets	0.05	—	0.05	—
Restructuring charges	0.19	—	0.19	—
Realized loss (gain), dividends and impairments on strategic investments, net	(0.07)	—	(0.08)	0.01
Unrealized loss (gain) on strategic investments, net	(0.43)	0.30	(0.80)	(0.03)
Foreign exchange loss (gain) related to purchase of strategic investment	—	—	0.03	—
Loss (gain) on asset sale	—	—	(0.04)	—
Income tax effect of share-based compensation	—	0.01	—	—
Income tax effects related to intra-entity intangible asset transfers[1]	0.05	(0.04)	0.96	0.03
Resolution of prior years’ income tax filings and other tax items[2]	(0.01)	(0.05)	0.39	(0.03)
Non-GAAP earnings per diluted share	$2.17	$2.32	$9.42	$8.65
Weighted average number of diluted shares	798	828	808	834

1	Amount for the twelve months ended October 26, 2025, included changes to the income tax provision of $0.14 per diluted share from amortization of intangibles and $0.82 per diluted share from a remeasurement of deferred tax assets resulting from new tax incentive agreements in Singapore in the first quarter of fiscal 2025.

2	Amounts for the twelve months ended October 26, 2025 included a $0.50 per diluted share impact of the recognition of a valuation allowance against deferred tax assets related to corporate alternative minimum tax credits in the third quarter of fiscal 2025.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Semiconductor Systems Non-GAAP Operating Income
GAAP reported operating income	$1,527	$1,824	$7,379	$6,981
Certain items associated with acquisitions[1]	11	10	45	40
Non-GAAP operating income	$1,538	$1,834	$7,424	$7,021
Non-GAAP operating margin	32.3%	35.4%	35.7%	35.3%
Applied Global Services Non-GAAP Operating Income
GAAP reported operating income	$454	$492	$1,792	$1,812
Non-GAAP operating income	$454	$492	$1,792	$1,812
Non-GAAP operating margin	27.9%	30.0%	28.1%	29.1%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 26, 2025

GAAP provision for income taxes (a)	$370
Income tax effect of share-based compensation	1
Income tax effects related to intra-entity intangible asset transfers	(39)
Resolutions of prior years’ income tax filings and other tax items	7
Income tax effect of non-GAAP adjustments	(91)
Non-GAAP provision for income taxes (b)	$248

GAAP income before income taxes (c)	$2,267
Certain items associated with acquisitions	11
Acquisition integration and deal costs	2
Restructuring charges	181
Impairment of goodwill and other long-lived assets	41
Realized loss (gain), dividends and impairments on strategic investments, net	(55)
Unrealized loss (gain) on strategic investments, net	(467)
Non-GAAP income before income taxes (d)	$1,980

GAAP effective income tax rate (a/c)	16.3%

Non-GAAP effective income tax rate (b/d)	12.5%

UNAUDITED RECONCILIATION OF NON-GAAP FREE CASH FLOW

	Three Months Ended		Twelve Months Ended
(In millions)	October 26, 2025	October 27, 2024	October 26, 2025	October 27, 2024
Cash provided by operating activities	$2,828	$2,575	$7,958	$8,677
Capital expenditures	(785)	(407)	(2,260)	(1,190)
Non-GAAP free cash flow	$2,043	$2,168	$5,698	$7,487